Filed Under Rule 433
Registration Statement No. 333-160487
Personal Businesses Jf GE Interest Plus Sf’ for BuSineSSeS Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rote AH EOSy Way fOP YOUF r . ( ) Y, e ,d ( Business to Earn More A Z ‘ 00 2 ‘ 2 An Investment that Works Hard -"' for Your Company t Rate may be reset weekly. Your business’s opportunity to earn more on & K your available cash and have access to your ~ investment when you need it. ~ M M _dw-» 9 . [’JMI-l’l’M 4LEARNHORE 1 M . (888-674-4138 f. ! Earn More a o,,khLi,,h S »_n ii___J Making the most of your business’s available cash is Representatives are available critical to being successful in today’s business’s world. + View Prospectus Monday to Friday w th GE tnt erest Plus for Businesses Corporate Notes, you can put up to fS Million of your available cash to ~> APP’V N w work earning more. The notes are a direct investment , ~_,. ,, .., m ii ~r rteguesr a rvn py Man in General Electric Capital Corporation (“GE Capital”). n . Learn More. + SEC Filings Ratings GE Interest Plus for sSln a, £JK unlimited Access — Eas V» Manage a Corporation, which is rated 1 Unlike certificates of deposit or bank money market Click here to find out about AA+ by Standard and T accounts, you can redeem your investment when you GE Interest Plus for individual Poor’s Corporation and Aa2 I need to without penalty. investors by Moodys Investor i. Managing your money is easy through our website or Click here to compare Service, aandard and ovgr (he Service Representatives are ava i a b e features of our business to assist you on business days from 8:30 a .m. to 7:00 version and our individual rating to companies they p.m. Eastern Time. investor version, define as very high quality” with “a very strong capacity to meet financial commitments.” Moody’s assigns their Aa Pllls ‘ there ai e “ ‘ a ls, iile fee 01 ni;iii,igement fees — all of J gyyI (1 -3) ratings to obligations our nione oes to worh for IL that are “judged to be of Go to GEreports.com for high quality and subject to “ Apply now stories and viewpoints on very low credit risk “ the GE Company and GE Capital. Home Site Map GE.com GECapital.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copy right 2009, General Electric Capital Corporation

Personal Businesses jH GE Interest Plus S ft 1 “ BUSi neSSeS Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rote Co rpo to te Notes fo r Vo u r Bu si n ess ~ Ratec ,) Yields hat are corporate notes? j ; l Some large corporations offer direct investment in their company’s senior, unsecured debt through corporate note f Kt Rate may be reset weekly. programs. Bv Jg E BJ33E B fl r I H .2. v ( By issuing corporate notes, companies like General Electric Capital Quick Links 888-674-4138 Corporation (GE Capital) can borrow capital directly from investors at a fairly low cost, while providing investor benefits such as: , . , ___Representatives ore available Monday to Friday Higher rates of interest than other cash alternatives like FDIC-insured &3Qam.. to7:00 p.m. ET savings accounts, short-term CDs, and money market mutual funds Investments that are fully redeemable at any time ~ Request a Kit by Mail Convenient banking-type features like free electronic transfers — SEC Filings between linked checking accounts, ability to wire funds and 24-7 access via internet and automated telephone service Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That’s why it is critical for you to evaluate the financial strength of the company you choose to invest in. The Strength of GE Interest Plus Corporate Notes GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AA+ by Standard and Poor’s Corporation (S&P) and Aa2 by Moody’s Investors Service (Moody’s). S&P and Moody’s are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound. — Learn more about GE Capital. + Discover the benefits of GE Interest Plus for Businesses — Apply now Home What are Corporate Notes Site Map GE.com GECapital.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you reguest it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no a dditional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses JH GE Interest Plus S for BUSJ neSSeS Home FAQ Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW GE Capital offers a wide array of products and services to t OJM 6V J H K , i I f 888-674-413 8 Abt)lrt GE Ca l }rtal Corporation Oujch Ljnhs Representatives are available General Electric Capital Corporation is a global, diversified financial ___View Prospectus hi: r;! ;-. iy services company. With assets of approximately $600 billion. GE Capital fl:3uarr.. to 7:00 p.m. ET serves consumers and businesses in 47 countries around the world. -+ Apply Now Businesses include GE Commercial Aviation Financial Services (GECAS), Commercial Leasing and Lending (CLL), Energy Financial Services, Real “ Request a Kit by Mail Estate and Consumer (formerly GE Money). ___. sec Filings Home Why Invest In GE Capital Site Map GE.com GECapJtal.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4133. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®
for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
2.00	2.02

Rate may be reset weekly.

INVEST NOW

The Benefits of GE Interest Plus for Businesses

Earning Power and Flexibility

GE Interest Plus Corporate Notes are surprisingly simple to manage. While the Notes are not an FDIC-insured deposit account, they are as easy to use as an online bank account.



Easy to Add to or Redeem from Your Investment

Redeem by:

- **Quick Redeem** - Request a free electronic transfer to your linked business checking account via our Online Access website or Automated Telephone Service. Funds are moved within 2-3 business days ($25 minimum).
- **Wire*** - You may call or write us to have funds wired to your linked business checking account ($2,500 minimum).
- **Written Request** - Redeem all or some of your investment by mailing us a letter of instruction. We will mail you a check to your business's address of record.

* A fee of $15 dollars is charged for each wire redemption.

Invest by:

- **Quick Invest** - Request a free electronic transfer from your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days.
- **Wire** - Wire funds from your linked business checking account.
- **Check** - Mail us a check made out to your business and we will apply it to your investment.

The maximum total investment for any one business investor is currently $5 million. If the amount of your investment exceeds this maximum, we may notify you in writing that you must redeem the amount of your investment in excess of the $5 million within a 30 day period. Please see the pricing supplement for more information. The pricing supplement appears as the last page of the prospectus download.

Easy to Manage Online and by Phone

Online, you can:

- Transfer funds to and from your linked business checking account
- View balances and statements
- View activity

Over the phone, you can enjoy the same services as online with other than viewing monthly statements. You will have access to our automated telephone service 24-hours a day, 7-days a week.

Earn More on Every Penny You Invest

- No sales charges
- No maintenance fees
- No management fees

→ Apply now

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Home | Benefits

Site Map GE.com GECapital.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus’ for BuSineSSeS Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rote Interest Rates RateM YieidM- H ighe t Vie Id s tho h Co mpeti ng 2 202 Short-Term Alternativesate may be reset weekly. GE Interest Plus Businesses Notes are a convenient way to invest directly with General Electric Capital Corporation. The Notes pay a floating rate of interest, which may be reset weekly. 888-674-4138 Because our interest rates may change, please visit us again for the latest information on our rates. Remember, by investing in GE Interest Plus Representatives are ova liable for Business, you can make your company’s available cash work harder. flSfjorn to 7-00 m ET * To view our business rate history, click here. Quick Links * View Prospectus * Apply Now Request a Kit by Mail SEC Filings * Apply Now Home I Interest Rates Site Map GE.com GECapital.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

GE Interest Plus fop BuSineSSeS Home I FAQ I Contact Us ORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Invest in GE Interest Plus for Businesses Invest Now and Earn More Here’s how your business can start investing in GE Interest Plus for Businesses, a convenient way to earn more interest on your available cash. ( 888-674-4138 Representatives are avaitabte Monday to Friday 30am, to 7:00 p.m. ET Quick Links View Prospectus — Apply Now — Request a Kit by Mail SEC Filings To invest in GE Interest Plus for Businesses, you must receive a copy of the Prospectus. The Prospectus contains more complete information on fees, charges, and other expenses and should be read carefully before making an investment. The Prospectus is available online or via mail. To invest, simply: 1. Review our Prospectus <ind Pi r/iicy Policy. 2. Fill out ii|iio|i kite for ins foi your business iind choose J funding method (Minimum of $500. maximum of $5 million). Click on the rt||i o|i kite link below to download till of the reqniied fonnsforyoui entity type. Forms for Corporations rl-i.s Petorships In your application, you’ll choose how you will fund your investment. You can: · Transfer fuiul electronically from the business checking account you designate on the application (we initiate the transaction once volt investment is established). · Mail in check from the business checking account you designate on the application. · By wire’. Just check the box on you application. Once you investment is established, you will receive a welcome letter that provides you with wiring instructions You must wire funds within 60 day; of the investment establishment date. 3. Miiilforms in withietiuiied documentation: You will need to show evidence of your business’s existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank statement to verify the registration of the linked bank account. · Applicationj’Aijtharization form · W-9form · Supporting documentation (See table below) · Check (if you have elected this funding method) ·QClich hei e to enliiminiiitie. Regular Mail Overnight Mail GE Interest Plus for Businesses GE Interest Plus for Businesses P.G. Box 6294 4000 Pendleton Way Indianapolis, Indiana Indtanapols, Indiana 46206-6294 46226-5224 For any questions please check our Frequently Asked Questions page or call a Customer Service Representative at 1-888-674-4138, Monday to Friday from 8:30 a.m. to 7:00 p.m.ET. - Learn more about GE Interest Plus for Business corporate notes. Home | Invest Now GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt at the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generalry a diversified fund consisting of investment in short term debt securities of many companies Unike berk accounts and certificates of deposit, GE interest Plus for Businesses is not an FDIC-hsured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has fled a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC tor the ottering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting ECGAR ontne SEC webirte at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you req uest it by clicking here or calling toll free 1-338-674-4133. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Peisonjl B4Kine GE Interest Plus 6INis for Businesses HometFASICailaclL1 CORPORATE NOTES GE CAPITAL BENEFITS IHTERfST PATES illtfEST NOW cmitrrt Bat* Frequently Asked Questio Ratew Yieuw Learn More 2.00 2.02 OE irrtsrea Plus for Busnesses cortwsle notes art a convenient, easy-to-use investment. U you have any Rate may be reset weekly. questions aboul investing ii the GE Interest Plus for Businesses, ptease const* these Frequently Asked Questions if you still need help, call cor ion-Tree number lor more information. ( 888-674-4138 Representatives ore avoitabl Monday to Friday SiSQam.. to 7 00 p.m. ET Quick Links * View Prospectus * Apiatyhtow * Reouesl a Kit bv Mai * SECFfcwc GENERAL INFORMATOH What Hnyy How isthE yield cricuated What ir I have auesikn; about mv irwastment? ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES fW/ESTMEHT ‘VVhat hTMt of business entitias can establish a 06 interest P^r? tar Bustn****g hvasfafteol? How tio I establish a GE interest Phis for Businesses inygstmoff? Wiat 1 How do I tund my invegtment? QQj.have to link my UiS.ness.che^infl.&c^iJAIftin^^EJiitef^JJusjLQr-Biis^^^ Can INVESTING AND REDEEMING j- What types of checks will you accept tor investment? * Is an investment in GE Interest Plus for Businesses Notes liquid? j- How do I add to or redeem from my investment? * Can I redeem my investment at anytime? j- Are there any penalties for redeeming funds? * What type of bank account can I link to my GE Interest Plus for Businesses investment? j- Can I link more thar. ci account to my GE Interest Plus for Businesses investment? * When are invested funds available tor redemption? INVESTMENT QUALITY f How safe is my investment? Is GE Interest Plus for Bu-:ine: :e; FDIC Insured? Is GE Interest Plus for bus...v.ered under the FDIC’s Temporary Liquidity Guarantee Program? FEES Do I pay any sales or management fees? * Are there maintenance fees? REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY * When will I know my GE Interest Plus for Businesses investment has been established? j- How often will I receive statements? j- When will I receive my business’s 1099 Int. Statement? HOW TO CONTACT US * What is the address for mailing investments or letters? · What is the overnight mail address? Where do I wire money? MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE j- How can I manage my investment via the Internet? How secure is mv information online? ·f How do I download a browser with 128-bit encryption? j- How do I login to Online Access? j- How do I enroll in electronic delivery of statements? * How to I login to the Automated Telephone System? j- What Brov- support? * What if I am having trouble loqqinq-in to Online Access?

GENERAL INFORMATION What is GE Interest Plus for Businesses? GE Interest Plus for Businesses is an investment designed to provide investors with a convenient way to invest directly in General Electric Capital Corporation (“GE Capital”). GE Interest Plus for Businesses is issued by General Electric Capital Corporation. It is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus. Back to top How does GE Interest Plus for Businesses set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Back to top How is the yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Back to top Why does GE Interest Plus for Businesses pay a different rate than the consumer version? GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts, CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short-term alternatives can make GE Interest Plus for Businesses an attractive option for your business. Back to top Can I use checks to access my GE Interest Plus for Businesses investment? No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire. Back to top What are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals? There are a few major differences between GE Interest Plus for Individuals and GE Interest Plus for Businesses. Click here to view a comparison table. Back to top What is the minimum initial investment? The minimum initial investment is $500. Back to top What if my investment amount falls helow the i equh ed minimum? The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment will be redeemed and a check will be mailed to your address of record. Back to top What is the maximum total investment? The GE Interest Plus Committee has established a maximum total investment for any one business investor of $5 Million. Back to top What if my investment exceeds $5,000,000? If the amount of your investment exceeds this maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $5,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we will redeem the amount we have specified and mail a check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed amount shall cease to accrue on and after the effective date of the redemption. Back to top How is interest accrued and paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Back to top What if I have questions aboirt my investment? For up-to-date information about your investment or current GE Interest Plus for Businesses rate, you may login to Online Access or call o ur automated touch tone service at 1 -888-674-4138, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Back to top ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT What type of business entities can establish a GE Interest Plus for Businesses investment? Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments. Back to top How do I establish a GE Interest Plus for Businesses investment? Follow the instructions provided on the “Invest Now” page of our website. Back to top

What type of documentation is establish .1 GE Interest Plus for Business investment account? How do I fund my investment? You have three ways you can choose to fund your investment By Check: Please make checks payable to GE Interest Plus for Businesses. The minimum investment is $500, payable in U.S. Dollars and the maximum is $5 million. The registration of your check must match the registration of your GE Interest Plus for Businesses investment. By Wire*: When we have opened your business investment we will send you wiring structions to fund your initial investment. By Electronic Transfer/Quick Invest: Indicate on the application that you’ll be electronically transferring funds from your linked checking account. We will initiate the transfer within 2 to 3 days of your investment establishment date. *Please note that if you choose the wire option above, you must fund your investment within 60 days of the sstablishment date or your investment will be closed. 3acktotop Do I have to link my business checking account to my GE Interest Plus for Businesses investment? Yes, in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a inked business checking account 3acktotop Can I establish an investment with an address outside ol the United States? “Jo, your business must be based in the US with a U.S. mailing street address 3acktotop INVESTING AND REDEEMING What types of checks will you accept for investment? Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable Your check must be made payable to “GE Interest Plus for Businesses.” Cash is not accepted. 3acktotop Is an investment in GE Interest Plus for Businesses Notes liquid? Yes. GE Interest Plus for Businesses is liquid, meaning you can redeem your investment at anytime. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service), wire tunds, or have us send you a check to your registered business address. Eiacktotop How do I add to or redeem from nry investment? The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and trom your linked business checking account. Other ways to invest nclude mailing in a check or wiring in funds. See question below for redemption options. 3acktotop Can I redeem niy investment at anytime? Yes, you can do so at no charge by simply transferring money to your linked business checking account through cur Quick Redemption Service ($25 minimum) or choosing the wire transfer option ($2,500 minimum and a $15 wire tee). Eiacktotop Are there airy penalties for redeeming funds? No. You have unlimited access to your investment if the tunds are available for redemption ($15 fee for wire -edemptions). Sack to top What type of hank account can I link to in, GE Interest Plus for Businesses investment? t must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of a voided check to validate the account and its registration. In lieu of a voided check, you may provide a -ecent copy of your bank statement. Please note that the registration of the bank checking account must be orinted on the check or operating statement. Eiacktotop Can I link more than one bank checking account to my GE Interest Plus for Businesses investment? “Jo. We allow the linking of only one bank checking account for both investments and redemptions 3acktotop When are invested funds available for redemption? AJhile funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested Funds invested via a check are available for redemption 7 business days after the date of credit. Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date ot credit. Funds invested via wire are available for redemption on the next business day.

INVESTMENT QUALITY How safe is my investment? There is risk with any investment you make. However, with GE Interest Plus tor Businesses, you benefit from the credit worthiness of General Electric Capital Corporation (GECC). GECC is rated AA+ by Standard & Poor’s Corporation and Aa2 by Moody’s Investors Service. Back to trip Is GE intei est Plus f01 Businesses FDIC Insuied? GE Interest Plus for Businesses is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation, whose outstanding senior debt is rated AA+ by Standard and Poor’s Corporation and Aa2 by Moody’s Investor Service. Back to top Is GE Interest Plus for Businesses covered under the FDIC’s Temporary Liquidity Guarantee F’logiaill? No, based on the final rules established by the FDIC on 11 /21 fl)8, GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. Click here to review the 11 /24AJ8 investor letter. Back to top FEES Do I pay any sales or management fees ? No. There are no management fees, sales loads or maintenance fees. So, there’s nothing to reduce your rate of return. Back to top Ai e thei e maintenance fees? There are no regular maintenance fees. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services. Back to top REPORTING & INVESTOR COMMUNICATIONS When will I know that my investment has been established? You will be notified that your investment has been established through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there may be a delay in establishing your investment. Back to top How often /.III I leoelue statements? You will be mailed a statement monthly unless you elect electronic delivery. You can receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online. We will send an email each month to alert your business when your e-Statement is available, if you made this election. Back to top When will I receive my 1099 Int. Statement? We will mail you your 1099 Int. statement in January of each year following the reporting year. Back to top HOW TO CONTACT US What is the addiessfoi mailing investments oi letteis? GE Interest Plus for Businesses P.O. Box 6294 Indianapolis, Indiana 46206-6294 Back to top What is the overnight mail address ? GE Interest Plus for Businesses 4000 Pendleton Way Indianapolis, Indiana 46226-5224 Back to top Where I wire money? You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows: GE Interest Plus for Businesses The Huntington National Bank Indianapolis, Indiana ABA #274070442 Include your 10-digit GE Interest Plus for Businesses investment number Back to top MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Intel net? Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your GE Interest Plus for Businesses investment number. After you establish your password, you will be able to: View the principal amount of your investment and 12 months of transaction history View most recent rate information Obtain statements electronically Initiate a Quick Invest or Quick Redemption transaction (transfer money to a nd from your linked business checking account) Change your password

How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses. Using secured browsers and 128–bit encryption technology, you can be assured security is our number one priority. In fact, 128–bit encryption is one of the highest levels of encryption currently available. 128–bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus for Business's Online Access. There is no need to upgrade your browser.

Back to top

How do I download a browser with 128–bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, go to http://www.microsoft.com/windows/downloads/ie/getitnow.mspx. If you need assistance while downloading, please visit the Microsoft Help area.

If upgrading your Mozilla Firefox browser, go to http://www.mozilla.com. If you need assistance while downloading, please visit the Mozilla Help area.

If upgrading your Apple Safari browser, go to http://www.apple.com/safari. If you need assistance while downloading, please visit the Apple Safari Help area.

Back to top

How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, http://www.geinterestplus.com/businesses Once you arrive at our secure Online Access website, click on "FirstTime Users Click Here."

2. Enter your Business's Tax Identification Number (TIN), GE Interest Plus for Businesses investment number and your desired 4 to 10 digit password twice. Then press "Submit." Now you are set up to access your investment on-line.

3. To login, enter your investment number and your new password and click on "Submit."

Please note: to maintain the security of your account, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your account on-line will be suspended. You must then call a Customer Service Representative at 1-888-674-4138 to have your password reset.

Back to top

How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided on our Online Access site. Twelve months of statements will be maintained and available for viewing.

Back to top

How to I login to the Automated Telephone System?
1. Call us at 1-888-674-4138 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your business's Tax Identification Number(TIN) followed by the date of formation of your business (the date you provided us on the application).

2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include:

   - Press 1: To repeat your balance and rate information.
   - Press 2: To initiate a Quick Invest or Quick Redemption transaction.
   - Press 3: To hear information on your last 5 investments or last 5 redemptions.
   - Press 4: For information on another account.
   - Press 0: To speak to a Service Representative.

Back to top

What browsers does the GE Interest Plus for Businesses website support?
In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher), Microsoft Internet Explorer (version 5.0 or higher), Mozilla Firefox (version 2.0 or higher) and Apple Safari (version 3.1 or higher). If you need to update your browser, click on either of the following links:

Netscape: http://browser.netscape.com/ns8/download/default.jsp

Internet Explorer: http://www.microsoft.com/windows/ie/default.htm

Mozilla Firefox: http://www.mozilla.com

Apple Safari: http://www.apple.com/safari

What if I am having trouble logjjiiijj-in to Online Access? For assistance in logging onto our Online Access system, please call 1-883-674-4138 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Customer Service Representative. Back to top Home Frequently Asked Questions Site Map GE.com GECapital.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4138. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Coovriaht 2009. General Electric Caoital Corooration